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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 June 15, 2005
               (Date of Report - date of earliest event reported)


                        Commission File Number 0-5525



                              PYRAMID OIL COMPANY
              (Exact name of registrant as specified in its charter)



                CALIFORNIA                                94-0787340
     (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)


                 2008 - 21ST. STREET
               BAKERSFIELD, CALIFORNIA                    93301
        (Address of principal executive offices)        (Zip Code)


                                  (661) 325-1000
              (Registrant's telephone number, including area code)

















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Section 5 - Corporate Governance and Management


Item 5.01   Change in Control of Registrant

     Pyramid Oil Company (the Company) has been notified that J. Ben
Hathaway, Jean Hathaway, Henry Hathaway, and John Hathaway have completed their sale of 1,388,485 shares of the common stock of the Company (approximately 56% of the Company's outstanding common stock) to Michael D. Herman on June 15, 2005. The purchase was $2.50 per share, or $3,471,212.50. The source of funds for the purchase was a line of credit from a bank. The identity of the bank is omitted pursuant to a confidentiality request filed by Mr. Herman with the Securities and Exchange Commission in which the identity of the bank was disclosed.

     Mr. J. Ben Hathaway has resigned from the Board of Directors of the Company. The Board of Directors of the Company intends to meet in the near future to elect Mr. Herman to fill the vacancy caused by Mr. Hathaway's resignation.


Item 5.02   Departure of Directors or Principal Officers; Election of
              Officers; Appointment of Principal Officers

     Effective June 15, 2005, J. Ben Hathaway has resigned as Chairman of the Board and as a Director of the Company. Mr. Hathaway had been a director of the Company since 1984. Mr. Hathaway had retired as President and Chief Executive Officer of the Company effective June 3, 2004. Mr. Hathaway's resignation as a director was made in connection with the sale of all of the shares of common stock of Pyramid Oil Company owned by Mr. Hathaway and his family members. Mr. Hathaway agreed to resign from the Board of Directors pursuant to the terms of an agreement with an unaffiliated third party, Mr. Michael D. Herman.

     The Company's Board of Directors intends to meet in the near future to elect Mr. Herman to fill the vacancy created by Mr. Hathaway's resignation.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

      (a)
      Not applicable.


      (b)
      Not applicable.


      (c)
      Not applicable.



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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           PYRAMID OIL COMPANY
                                              (Registrant)

    Dated: June 20, 2005

                                             JOHN H. ALEXANDER
                                        By: -------------------
                                             John H. Alexander
                                                 President